UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2024
Smartsheet Inc.
(Exact name of registrant as specified in its charter)

Washington	001-38464	20-2954357
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 108th Ave NE, Suite 200
Bellevue, WA 98004

(Address of principal executive offices and zip code)
(844) 324-2360

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, no par value per share	SMAR	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 9, 2024, Smartsheet Inc., a Washington corporation (“Smartsheet”), held a special meeting of shareholders (the “Special Meeting”) virtually via live webcast.
As of the close of business on October 25, 2024, the record date for the Special Meeting, there were 139,300,914 shares of Smartsheet’s Class A common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 105,571,712 shares, or approximately 75.8% of all outstanding shares of Smartsheet’s Class A common stock outstanding and entitled to vote at the Special Meeting, were present via the virtual meeting webcast or represented by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of Smartsheet recommending a vote “FOR” each of the proposals, as further described in the definitive proxy statement filed by Smartsheet with the Securities and Exchange Commission on November 4, 2024.
Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated September 24, 2024, by and among Smartsheet, Einstein Parent, Inc., a Delaware corporation (“Parent”), and Einstein Merger Sub, Inc., a Washington corporation and a wholly owned subsidiary of Parent (“Merger Sub”), to effect the merger of Merger Sub with and into Smartsheet, with Smartsheet, with Smartsheet surviving as a wholly owned subsidiary of Parent (the “Merger”).
Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to Smartsheet’s named executive officers that is based on or otherwise relates to the Merger.
Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on the proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, including to solicit additional votes if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.
The Merger Proposal and the Adjournment Proposal were approved; however, because the Merger Proposal was approved, the Adjournment Proposal was not necessary. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 - The Merger Proposal	100,327,163	5,198,019	46,530	0
Proposal 2 - The Compensation Proposal	93,806,202	11,473,382	292,128	0
The approval of the Merger Proposal satisfies the shareholder vote condition to the consummation of the Merger under the Merger Agreement.
Item 8.01 – Other Events.
Following the approval of the Merger Proposal, the Merger remains subject to other customary closing conditions, including certain regulatory approvals that are proceeding in the normal course. Assuming the satisfaction of necessary closing conditions, the Merger is expected to close in the fourth quarter of Smartsheet’s fiscal year ending January 31, 2025 or shortly thereafter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTSHEET INC.

By:	/s/ Pete Godbole
Name: Pete Godbole
Title: Chief Financial Officer & Treasurer
Date: December 9, 2024